UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

ENTREMED, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9640 Medical Center Drive

Rockville, Maryland

______________________

(Address of principal executive offices)

20850

____________________

(Zip Code)

(240) 864-2600

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2012, in accordance with the terms of his employment agreement, the Board of Directors of EntreMed, Inc. (the “Company”) notified Mark R. Bray of the termination of his employment as the Company’s Vice-President, Research, effective immediately.  The termination was “without cause,” as such term is defined in Mr. Bray’s employment agreement, and did not involve any disagreement between the Company and Mr. Bray. In accordance with the terms of his employment agreement, Mr. Bray will receive a severance payment consisting of six (6) months of his base salary, payable in accordance with the Company’s payroll practices over six months, and the Company will continue to provide health insurance until the earlier of six (6) months or when he obtains substantially equivalent health coverage through successor employment.

In connection with his termination, the Company and Mr. Bray entered into a transition services agreement, effective as of February 25, 2012, whereby Mr. Bray agreed to provide consulting and advisory services to the Company, on an as-needed basis, throughout the six month severance term. Mr. Bray will not be separately compensated for such consulting and advisory services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.
/s/ Cynthia W. Hu
Name: Cynthia W. Hu
Title: Chief Operating Officer, General Counsel & Secretary

Date: February 23, 2012